EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-103071) and the Registration Statement on Form S-8 (No. 333-119862) of our report dated December 3, 2004 with respect to the fiscal year 2004 consolidated financial statements of Argon ST, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended September 30, 2004.

Grant Thornton LLP

Vienna, Virginia
December 3, 2004